Exhibit 99.2

ZAGG Inc Reports First Quarter 2014 GAAP EPS $0.03, Non-GAAP EPS of $0.09

•	Tablet keyboard sales up 13% versus the first quarter of 2013

•	Net sales of $49.0 million

•	Adjusted EBITDA of $5.5 million

•	Pro forma net income of $2.8 million

•	Cash flow from operations of $11.9 million

•	Paid off line of credit during the quarter

•	Reiterates 2014 revenue and Adjusted EBITDA guidance

SALT LAKE CITY, May 6, 2014 (GLOBE NEWSWIRE) -- ZAGG Inc (Nasdaq:ZAGG), a leading mobile device accessories company, announced today financial results for the first quarter ended March 31, 2014.

“Both our top and bottom line were stronger than expected for the quarter, a reflection of the hard work and focused effort by the entire organization. Tablet sales grew 13% this quarter compared to the first quarter of 2013 and the invisibleSHIELD Glass launch exceeded our expectations. This is the seventh consecutive quarter we generated cash from operations, and we used our funds to repurchase stock, and reduce our bank line balance to zero,” said Randy Hales, president and CEO. “Inventory decreased by 12% in what is typically our slowest quarter, and we began transitioning our distribution to RR Donnelley. Now with a new EVP of Sales on board, we have the team in place to launch outstanding products, strengthen our brands, expand distribution and return our company to growth this year.”

First Quarter Highlights (first quarter 2014 versus first quarter 2013)

•	Net sales of $49.0 million versus $51.5 million

•	Gross margins of 36.3% versus 36.9%

•	GAAP diluted EPS of $0.03 versus $0.03

•	Adjusted EBITDA of $5.5 million versus $6.1 million

•	Generated over $11.9 million in operating cash flow

•	Paid down $17.5 million on line of credit reducing total debt balance to $0.0

•	Screen protection sales represented 34% of net sales versus 44%

•	Keyboard sales represented 38% of net sales versus 32%

•	Audio represented 15% of net sales versus 14%

First Quarter Results

Net sales for the first quarter of 2014 decreased 5% to $49.0 million from $51.5 million in the same quarter last year. Revenue this quarter was impacted by continued competition and an overall decline in our online sales.

Revenue by channel was 88% through indirect channels, 6% through ZAGG.com and iFrogz.com and 6% through the Company’s mall cart and franchise programs.

Gross profit for the first quarter was $17.8 million or 36.3% of net sales, versus $19.0 million or 36.9% of net sales in the prior year quarter.

Operating income for the first quarter of 2014 was $1.9 million compared to operating income of $2.0 million for the first quarter of 2013.

Net income for the first quarter of 2014 was $1.0 million or $0.03 per diluted share as compared to net income of $0.9 million or $0.03 per diluted share in the first quarter of 2013.

Pro forma net income for the first quarter of 2014 was $2.8 million or $0.09 per diluted share as compared to pro forma net income of $3.6 million or $0.11 per diluted share in the first quarter of 2013.

Adjusted EBITDA for the first quarter of 2014 was $5.5 million versus $6.1 million of Adjusted EBITDA in the first quarter of 2013.

About Non-GAAP Financial Information

ZAGG considers earnings before stock-based compensation expense, depreciation and amortization, other income/expense, and provision for income taxes ("Adjusted EBITDA") to be an important financial indicator of the Company's operational strength and the performance of its business.

In addition, ZAGG considers earnings before stock-based compensation expense, amortization, and other income/expense (excluding cash interest expense), net of tax effects where applicable, (“pro forma net income”) to be a valuable metric in respect of the operational performance of the Company.

These results should be considered in addition to results prepared in accordance with generally accepted accounting principles ("GAAP"), but should not be considered as a substitute for, or superior to, GAAP results.

A reconciliation of the differences between Adjusted EBITDA and pro forma net income, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" immediately following the Condensed Consolidated Statements of Operations included below.

Outlook

The Company reiterates its full year 2014 guidance of net sales of $218.0 million - $228.0 million and full year Adjusted EBITDA of $32.0 million - $34.0 million. Gross margins are anticipated to be in the mid-to-high 30’s.

Conference Call

A conference call will be held today at 5:00 p.m. EST to review these results. Interested parties may access via the Internet on the Company’s website at:

http://investors.zagg.com.

Non-GAAP Financial Disclosure

Investors are cautioned that the Adjusted EBITDA (earnings before stock-based compensation expense, depreciation and amortization, other income/expense, and provision for income taxes) and pro forma net income (earnings before stock-based compensation expense, amortization, and other income/expense [excluding cash interest expense], net of tax effects where applicable) contained in this press release are not financial measures under generally accepted accounting principles. In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. For comparative purposes, we applied an annualized statutory tax rate of 38.25% to derive the pro forma net income and pro forma EPS. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Statement

In addition to the historical information contained in this press release, this release contains (and oral communications made by ZAGG may contain) statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, outlook, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets," or similar expressions, are not statements of historical facts and may be forward-looking.  You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include the following:  (a) the ability to design, produce, and distribute the creative product solutions required to retain existing customers and to attract new customers; (b) building and maintaining marketing and distribution functions sufficient to gain meaningful international market share for ZAGG's products; (c) the ability to respond quickly with appropriate products after the adoption and introduction of new mobile devices by major manufacturers like Samsung and Apple; (d) changes or delays in announced launch schedules for new mobile devices by major manufacturers like Samsung and Apple; (e) the impact of inconsistent quality or reliability of new product offerings; (f) the impact of lower profit margins in certain new product categories; (g) the impacts of changes in economic conditions, including on customer demand; (h) the failure of information systems or technology solutions or the failure to secure information system data, failure to comply with privacy laws, security breaches, or the effect on the company from cyber attacks, terrorist incidents, or the threat of terrorist incidents; and (i) adoption of or changes in accounting policies, principles, or estimates.  Any forward-looking statement speaks only as of the date on which such statement is made.  New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.  Readers should also review the risks and uncertainties listed in ZAGG's most recent Annual Report on Form 10-K and other reports the company files with the U.S. Securities and Exchange Commission, including (but not limited to) Item 1A - "Risk Factors" in the Form 10-K and Management's Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time.  ZAGG disclaims any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

About ZAGG Inc:

ZAGG Inc and its subsidiaries (collectively, the "Company," or "ZAGG") design, produce and distribute creative product solutions for mobile and media accessories such as protective coverings, cases, keyboards, keyboard cases, earbuds, portable power and device cleaning under the family of ZAGG brands. In addition, the Company designs, produces and distributes cases, Near-Field Audio™ amplifying speakers, earbuds, traditional headphones, and gaming headphones for mobile and media devices under the family of iFrogz brands in the value-priced lifestyle sector. ZAGG distinguishes itself as the preferred brand by offering creative product solutions through targeted global distribution channels, with the broadest product offering in its sector. More information about the company and its brands is at http://www.ZAGG.com.

Investor Relations:
Genesis Select Corp.
Kim Rogers, 303-415-0200
krogersc@genesisselect.com

Media:
LANE PR
Jane Taber, 503-546-7888
jane@lanepr.com

Company:
ZAGG Inc
Nathan Nelson, 801-506-7341
nnelson@zagg.com

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